UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2004

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 27, 2004, M/I Homes, Inc. (the "Registrant") entered into a new unsecured Credit Agreement with an aggregate commitment of $500 million of which up to $100 million may consist of letters of credit (the "Credit Agreement"), among the Registrant, as Borrower, the Lenders (as defined in the Credit Agreement) party thereto, Bank One, NA, as Agent for the Lenders, and JP Morgan Securities Inc., as Lead Arranger. The Credit Agreement matures on September 26, 2008. Pursuant to the Credit Agreement, on September 27, 2004, loans under an existing unsecured $315 million credit agreement (the "Previous Agreement") of $251 million then outstanding were paid in full with the borrowings under the Credit Agreement, $24 million of outstanding letters of credit under the Previous Agreement were rolled over into the Credit Agreement and the Previous Agreement was terminated. As of September 27, 2004, an aggregate of $275 in borrowings and letters of credit was outstanding under the Credit Agreement.

Borrowings under the Credit Agreement may be prepaid and, if the Registrant is not in default, reborrowed. Interest is payable periodically based on the type of loan (base rate or LIBOR) and the interest period selected. Borrowings under the Credit Agreement have a variable interest rate which, depending on the type of loan (base rate or LIBOR) selected under the Credit Agreement, is (1) the greater of (a) the prime rate or (b) 0.5% plus the Federal Funds Rate, plus, in either case, a margin (for base rate loans) or (2) the adjusted LIBOR (for LIBOR loans), plus a margin.

The Credit Agreement also provides the Registrant with the ability to request an increase in the aggregate commitment of up to $250 million, at any time prior to September 26, 2008.

The financial covenants under the Credit Agreement consist of, among others, maintenance of minimum net worth, minimum interest coverage ratio and a maximum leverage ratio along with negative covenants addressing limitations on secured indebtedness, liens, fundamental changes, acquisitions, land inventory, investments, transactions with affiliates and officers, sale and leaseback transactions, payments of subordinated indebtedness and modifications of subordinated agreements, negative pledge clauses, and speculative housing inventory.

The Registrant’s obligations under the Credit Agreement are guaranteed by the Registrant’s subsidiaries. The obligations of the Registrant under the Credit Agreement may be accelerated upon the occurrence of specified events of default.

A copy of the Credit Agreement is being filed as Exhibit 10 to this Current Report on Form 8-K. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.

Robert H. Schottenstein, the Chairman and Chief Executive Officer of the Registrant, is a director of Huntington Bancshares Incorporated, the parent of The Huntington National Bank, a Lender under the Credit Agreement. Registrant and one of its subsidiaries, M/I Financial Corp., are parties to an unsecured $30 million revolving credit agreement, dated May 3, 2001, as amended, with Guaranty Bank, one of the Lenders under the Credit Agreement.  Loans under this revolving credit agreement are used for M/I Financial Corp.'s business purposes.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Credit Agreement entered into by the Registrant as of September 27, 2004 is incorporated herein by reference from "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On September 29, 2004, the Registrant issued a press release reporting the Registrant’s entry into the Credit Agreement and the Registrant’s pre-payment of its $50 million outstanding subordinated debt. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Documents

10
Credit Agreement effective as of September 27, 2004 by and among the M/I Homes, Inc., as Borrower, the Lenders (as defined in the Credit Agreement) party thereto, Bank One, NA, as Agent for the Lenders, and JP Morgan Securities Inc., as Lead Arranger.

99.1	Press release issued by the Registrant on September 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2004

M/I Homes, Inc.

By:	/s/ Phillip G. Creek
Phillip G. Creek
Senior Vice President, Treasurer,
Chief Financial Officer, Director
(Principal Financial Officer)

Index to Exhibits

Exhibit No.	Description of Documents

10
Credit Agreement effective as of September 27, 2004 by and among the M/I Homes, Inc., as Borrower, the Lenders (as defined in the Credit Agreement) party thereto, Bank One, NA, as Agent for the Lenders, and JP Morgan Securities Inc., as Lead Arranger.

99.1	Press release issued by the Registrant on September 29, 2004.